SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) June 30, 1999


                       SUPERIOR ENERGY SERVICES, INC.
            (Exact name of registrant as specified in its charter)


            Delaware                  0-20310               75-2379388
(State or other jurisdiction   (Commission File Number)  (IRS Employer
       of incorporation)                                Identification No.)


        1105 Peters Road, Harvey, Louisiana                70058
     (Address of principal executive offices)            (Zip Code)



                              (504) 362-4321
             (Registrant's telephone number, including area code)


                              Not Applicable
        (Former name or former address, if changed since last report.)



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ITEM 5.   OTHER EVENTS

     On June 30, 1999, Superior Energy Services, Inc. ("Superior") entered into Amendment No. 1 (the "Amendment") to the Agreement and Plan of Merger (the "Merger Agreement") dated April 20, 1999, by and among Superior, Superior Cardinal Acquisition Company, Inc., Cardinal Holding Corp. ("Cardinal"), First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P.

     The terms of the Merger Agreement require each stockholder of Cardinal to execute an Agreement and Release, in the form attached to the Merger Agreement. In order to reflect the revised agreements described in the Amendment, conforming changes were also made to the form of Agreement and Release.

     The Amendment and the amended form of Agreement and Release are filed herewith as exhibits and incorporated herein by reference.

     In addition, in connection with the merger, certain officers of Superior and Cardinal will receive non-qualified stock options under Superior's proposed 1999 Stock Incentive Plan. These option grants are described in Superior's Proxy Statement, which was filed with the
Securities  and  Exchange  Commission  on   June   18,  1999.   It  is  now
contemplated that, except for the options proposed to be granted to Mr. Hall and the 107,000 options specified on page 29 of the Proxy Statement to be granted to certain Superior executive officers, the options listed on the chart on page 29 of the Proxy Statement will vest in one-half (instead of one-third) increments on each of the first two (instead of three) anniversaries of the Closing Date.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (b)  Exhibits.

          2.1 Amendment No. 1 to the Agreement and Plan of Merger dated as of June 30, 1999, by and among Superior, Superior Cardinal Acquisition Company, Inc., Cardinal Holding Corp., First Reserve Fund VII, Limited Partnership, and First Reserve Fund VIII, L.P.

          2.2  Form of Agreement and Release, as amended.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SUPERIOR ENERGY SERVICES, INC.



                              By:   /S/ ROBERT S. TAYLOR
                                          Robert S. Taylor
                                       Chief Financial Officer

Dated: July 7, 1999.